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                                                                    Exhibit 23.1

                        INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
America West Holdings Corporation:

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated January 21, 2004, relating to the consolidated balance sheet of America West Holdings Corporation and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, cash flows and stockholders' equity and comprehensive income (loss) of America West Holdings Corporation and subsidiaries for the year then ended and the related consolidated financial statement schedule, which appear in the December 31, 2003 annual report on Form 10-K of America West Holdings Corporation. We also consent to the incorporation by reference of our reports dated January 21, 2004, relating to the balance sheet of America West Airlines, Inc. as of December 31, 2003 and the related statements of operations, cash flows and stockholder's equity and comprehensive income (loss) for the year then ended and the related financial statement schedule, which appear in the December 31,
2003 annual report on Form   10-K of America West Airlines, Inc.  We also
consent to the reference to our firm under the heading "Experts" in the Prospectuses.

/s/ KPMG LLP

Phoenix, Arizona
March 9, 2004